SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 28, 2004



                                   AAON, INC.
                                   ----------
             (Exact name of registrant as specified in its charter)



           Nevada                       0-18953                  87-0448736
           ------                       -------                  ----------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


                     2425 South Yukon, Tulsa, Oklahoma 74107
                     ---------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (918) 583-2266


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Item 5.  Other Events and Regulation FD Disclosure.

                  On July 28, 2004, Registrant's Board of Directors increased the size of the Board to eight members and elected Jack E. Short as a director of Registrant. Mr. Short retired as the managing partner of the Oklahoma practice (Tulsa and Oklahoma City) of PricewaterhouseCoopers in June 2001.

                  Also on July 28, 2004, the Board designated Mr. Short as Chairman and the "financial expert" of Registrant's Audit Committee to serve with Thomas E. Naugle and Anthony Pantaleoni, and retained Jerry
         E. Ryan as Chairman of Registrant's Compensation Committee to serve with Charles C. Stephenson, Jr.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AAON, INC.



Date:  July 30, 2004                   By:   /s/ John B. Johnson, Jr.
                                            ------------------------------------
                                                 John B. Johnson, Jr., Secretary


                                      (1)
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